Exhibit 99.1

Arena Fortify Acquisition Corp.

Obtains Stockholder Approval to Terminate Before Year-End

NEW YORK, New York, Dec. 09, 2022 (GLOBE NEWSWIRE) -- Arena Fortify Acquisition Corp. (the “Company”) held a special meeting of stockholders on December 8, 2022, at 8:00 a.m., Eastern Time, as a completely virtual meeting, conducted over the internet via live audio webcast with no physical in-person meeting (the “Special Meeting”). At this Special Meeting, stockholders approved certain amendments (collectively, the “Charter Amendment”) to the Company’s amended and restated certificate of incorporation (the “Charter”) to, among other things, allow the Company to amend the date by which the Company must consummate a business combination from February 15, 2023 to December 9, 2022 (such date, the “Early Termination Date”).

On December 8, 2022, following the Special Meeting, the Company filed the Charter Amendment with the Secretary of State of the State of Delaware. The last day of trading of the Company’s public shares, warrants and units on the Nasdaq Stock Market LLC was December 8, 2022.

Because the Company will not be able to complete an initial business combination by the Early Termination Date, the Company is obligated to redeem the remaining public shares as promptly as possible, but not more than 10 business days after the Early Termination Date (the “Mandatory Redemption”). The Company expects to complete the Mandatory Redemption on or about December 14, 2022. The redemption price per share in connection with the Mandatory Redemption will be approximately $10.27. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless on the Early Termination Date.

For more information, including specific information regarding the Mandatory Redemption, please see the definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 16, 2022.

About Arena Fortify Acquisition Corp.

Arena Fortify Acquisition Corp., led by Daniel B. Zwirn, is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses with a focus on acquisition candidates that have either recently emerged from bankruptcy court protection or will require incremental capital as part of a balance sheet restructuring within the broad natural resources industry.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and final prospectus relating to the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contact:

Parag Shah

pshah@arenaco.com